UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017 (February 27, 2017)

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34106 (Commission File Number)	11-3820796 (I.R.S. Employer Identification No.)

9711 Washingtonian Boulevard, #550

Gaithersburg, MD 20850

(Address of principal executive offices) (zip code)

(908) 758-3787

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2017, RealBiz Media Group, Inc. (the “Company”) entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up purchased a convertible note. On February 27, 2017, the Company issued Power Up a convertible note with an aggregate principal amount of $78,500 (the “Note”). The Note accrues interest rate at a rate of 8% per annum and matures on November 30, 2017 (the “Maturity Date”). Power Up may convert the Note into shares of the Company’s common stock at a price equal to 61% of the average of the lowest three closing bid prices during the 15 trading day period ending on the last complete trading date prior to the date of conversion. Power Up may convert the Note at any time during the period beginning on the date which is 180 days following the date of the Note and ending on the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in the Note); provided, however, that Power Up may not convert the Note to the extent that such conversion would result in Power Up’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by Power Up and its affiliates (the “Beneficial Ownership Limit”). Power Up may, on not less than 61 days’ prior notice to the Company, waive the Beneficial Ownership Limit. Pursuant to the terms of the Note, the Company may, at any time, prior to conversion, prepay the principal amount of the Note together with interest accrued thereon.

The Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and was offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

The foregoing descriptions of the Securities Purchase Agreement and Note is not complete and is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement and Note, a copy of which is filed as Exhibit 10.1 and 10.2, respectively, to this report and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

10.1	Securities Purchase Agreement dated February 27, 2017 by and between the Company and Power Up Lending Group Ltd.

10.2	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealBiz Media Group, Inc.

Dated: March 7, 2017	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer